UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

HECHINGER LIQUIDATION TRUST
(Exact name of registrant as specified in its charter)

Delaware	000-50160	52-7230151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1217, Rockville, MD		20849
(Address of principal executive offices)		(Zip Code)

(301) 838-4311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On December 17, 2009, Hechinger Liquidation Trust (the “Liquidation Trust”) made its Final Distribution of approximately $4.8 million, or 0.6947% of the amount of General Unsecured Claims, to holders of Beneficial Interests.  A cumulative Distribution of 12.6358% (including this Final Distribution) has been paid to Holders of Beneficial Interests.

Pursuant to the terms of the First Amended Consolidated Plan of Liquidation for Hechinger Investment Company of Delaware, Inc. and affiliates (the “Plan”), and the Liquidation Trust created pursuant to the terms of the Plan, the Liquidation Trust terminated on December 17, 2009 because it has fulfilled the purpose of the Liquidation Trust by liquidating all of the Trust Assets and distributing the proceeds of the liquidation thereof in accordance with the Plan.

Following this Final Distribution, holders of Beneficial Interests have no further economic interest in the Liquidation Trust.  Accordingly, the Trust will cease to be a reporting company under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECHINGER LIQUIDATION TRUST

Date: December 18, 2009	By:	/s/ Conrad F. Hocking
	Name:	Conrad F. Hocking
	Title:	Liquidation Trustee